Exhibit 99.1

MALIBU BOATS, INC. ANNOUNCES FOURTH QUARTER AND FISCAL 2018 RESULTS
Loudon, TN - September 6, 2018 - Malibu Boats, Inc. (Nasdaq: MBUU) today announced its financial results for the fourth quarter and fiscal year ended June 30, 2018.
Highlights for the Fourth Quarter of Fiscal Year 2018

•	Net sales increased 84.6% to $138.7 million compared to the fourth quarter of fiscal year 2017.

•	Unit volume increased 70.1% to 1,708 boats compared to the fourth quarter of fiscal year 2017.

•	Net sales per unit increased 8.5% to $81,182 per unit compared to the fourth quarter of fiscal year 2017.

•	Gross profit increased 67.4% to $33.5 million compared to the fourth quarter of fiscal year 2017.

•	Net income increased 30.0% to $13.3 million, or $0.61 per share compared to the fourth quarter of fiscal year 2017.

•	Adjusted EBITDA increased 67.5% to $25.9 million compared to the fourth quarter of fiscal year 2017.

•	Adjusted fully distributed net income increased 100.9% to $16.5 million compared to the fourth quarter of fiscal year 2017.

•
Adjusted fully distributed net income per share increased 76.7% to $0.76 on a fully distributed weighted average share count of 21.8 million shares of Class A Common Stock as compared to the fourth quarter of fiscal year 2017.

Highlights for Fiscal Year 2018

•	Net sales increased 76.3% to $497.0 million compared to fiscal year 2017.

•	Unit volume increased 64.9% to 6,292 boats compared to fiscal year 2017.

•	Net sales per unit increased 6.9% to $78,990 per unit compared to fiscal year 2017.

•	Gross profit increased 60.4% to $120.3 million compared to fiscal year 2017.

•	Net income decreased 0.3% to $31.0 million, or $1.37 per share, compared to fiscal year 2017.

•	Adjusted EBITDA increased 66.4% to $92.7 million compared to fiscal year 2017.

•	Adjusted fully distributed net income increased 86.9% to $56.1 million compared to fiscal year 2017.

•
Adjusted fully distributed net income per share increased 66.7% to $2.60 per share on a fully distributed weighted average share count of 21.5 million shares of Class A Common Stock as compared to fiscal year 2017.

"Our momentum during fiscal year 2018 extended into the fourth quarter, exceeding our expectations, driven by a robust retail demand environment, Cobalt's increasing contributions, and strong operational execution. All of our brands performed well, and our model year 2018 products have continued to be met with exceptional reception by our customers. While the global trade environment presents a number of uncertainties, our international business is a relatively small portion of our overall performance and we are confident that we have the strategies in place to mitigate its impact,” commented Jack Springer, Chief Executive Officer of Malibu Boats.
“In August, we announced that we entered into an agreement to purchase Pursuit Boats from S2 Yachts, subject to certain closing conditions. We expect to close the acquisition in the fourth calendar quarter of 2018. Pursuit will

Exhibit 99.1

be an incredible addition to the Malibu family, as it maintains a strong reputation for luxurious appointments, innovation, and premium quality, and will be highly complementary to our business. After closing the transaction, our strategy will be to increase throughput to meet growing demand, apply our operational excellence expertise to enhance margin and continue our track record of innovation and product development.”
Mr. Springer concluded, "Our fiscal year 2018 delivered strong growth and a clear, strategic path to continued growth and financial performance. Looking forward, we are optimistic about the strength of the economy and believe we are well-positioned to continue to perform well."
Results of Operations for the Fourth Quarter and Fiscal Year 2018 (Unaudited)

	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2018	2017	2018	2017
	(In thousands, except unit and per unit data)
Net sales	$138,659	$75,106	$497,002	$281,937
Cost of sales	105,119	55,066	376,660	206,899
Gross profit	33,540	20,040	120,342	75,038
Operating expenses:
Selling and marketing	3,744	2,257	13,718	8,619
General and administrative	8,988	9,269	31,359	24,783
Amortization	1,295	549	5,198	2,198
Operating income	19,513	7,965	70,067	39,438
Other (expense) income, net:
Other income	(3,048)	10,673	24,705	10,789
Interest expense	(1,249)	(676)	(5,385)	(1,559)
Other (expense) income, net	(4,297)	9,997	19,320	9,230
Income before provision for income taxes	15,216	17,962	89,387	48,668
Provision for income taxes	1,873	7,696	58,418	17,593
Net income	13,343	10,266	30,969	31,075
Net income attributable to non-controlling interest	904	602	3,356	2,717
Net income attributable to Malibu Boats, Inc.	$12,439	$9,664	$27,613	$28,358

Unit volumes	1,708	1,004	6,292	3,815
Net sales per unit	$81,182	$74,807	$78,990	$73,902
Comparison of the Fourth Quarter Ended June 30, 2018 to the Fourth Quarter Ended June 30, 2017
Net sales for the three months ended June 30, 2018 increased $63.6 million, or 84.6%, to $138.7 million as compared to the three months ended June 30, 2017. Unit volume for the three months ended June 30, 2018, increased 704 units, or 70.1%, to 1,708 units as compared to the three months ended June 30, 2017. The increase in net sales and unit volumes was driven primarily by our acquisition of Cobalt Boats, LLC ("Cobalt") in July 2017. Net sales and unit volumes attributable to Cobalt were $54.1 million and 638 units, respectively, for the three months ended June 30, 2018. Net sales attributable to our Malibu U.S. segment increased $9.4 million, or 13.5%, to $78.6 million for the three months ended June 30, 2018, compared to the three months ended June 30, 2017. Unit volumes attributable to our Malibu U.S. segment increased 65 units for the three months ended June 30, 2018, compared to the three months ended June 30, 2017. The increase in net sales and unit volume for our Malibu U.S. segment was driven primarily by continued strong demand for our new and larger models such as the Malibu Wakesetter 23 LSV and Axis A24. Net sales from our Malibu Australia segment increased $0.1 million, or 1.6%, to $5.9 million for the three months ended June 30, 2018, compared to the three months ended June 30, 2017. Our overall net sales per unit increased 8.5% to $81,182 per unit for the three months ended June 30, 2018, compared to

Exhibit 99.1

the three months ended June 30, 2017. Net sales per unit for our Malibu U.S. segment increased 6.0% to $79,575 per unit for the three months ended June 30, 2018, compared to the three months ended June 30, 2017, driven by mix of larger premium Malibu models which have a higher average selling price per unit as well as strong demand for optional features and year over year price increases. Net sales per unit for our Cobalt segment was $84,809 per unit for the three months ended June 30, 2018.
Cost of sales for the three months ended June 30, 2018 increased $50.1 million, or 90.9%, to $105.1 million as compared to the three months ended June 30, 2017. The increase in cost of sales was driven primarily by our acquisition of Cobalt in July 2017 and an increase in unit volumes at our Malibu U.S. business.
Gross profit for the three months ended June 30, 2018 increased $13.5 million, or 67.4%, compared to the three months ended June 30, 2017. The increase in gross profit was due mainly to higher unit volumes attributable to our acquisition of Cobalt. Gross margin for the three months ended June 30, 2018 decreased 250 basis points from 26.7% to 24.2% over the same period in the prior fiscal year due to the acquisition of Cobalt.
Selling and marketing expenses for the three month period ended June 30, 2018, increased $1.5 million or 65.9%, to $3.7 million compared to the three months ended June 30, 2017 primarily due to the acquisition of Cobalt. As a percentage of sales, selling and marketing expenses decreased 30 basis points to 2.7% for the three months ended June 30, 2018 compared to the three months ended June 30, 2017. General and administrative expenses for the three months ended June 30, 2018, decreased $0.3 million, or 3.0%, to $9.0 million as compared to the three months ended June 30, 2017, largely due to lower acquisition related expenses and legal expenses, offset by an increase in general and administrative expenses attributable to Cobalt. As a percentage of sales, general and administrative expenses decreased 580 basis points to 6.5% for the three months ended June 30, 2018 compared to the three months ended June 30, 2017. Amortization expense for the three month period ended June 30, 2018, increased $0.7 million or 135.9% when compared to the three months ended June 30, 2017, due to additional amortization from intangible assets acquired as a result of the Cobalt acquisition.
Operating income for the fourth quarter of fiscal year 2018 increased to $19.5 million from $8.0 million in the fourth quarter of fiscal year 2017. Net income for the fourth quarter of fiscal year 2018 increased 30.0% to $13.3 million from $10.3 million and net income margin decreased to 9.6% from 13.7% in the fourth quarter of fiscal year 2017. Adjusted EBITDA in the fourth quarter of fiscal year 2018 increased 67.5% to $25.9 million from $15.5 million, while Adjusted EBITDA margin decreased to 18.7% from 20.6% in the fourth quarter of fiscal year 2017.
Comparison of the Fiscal Year Ended June 30, 2018 to Fiscal Year Ended June 30, 2017
Net sales for fiscal year 2018 increased $215.1 million, or 76.3%, to $497.0 million, compared to fiscal year 2017. Unit volume for fiscal year 2018 increased 2,477 units, or 64.9%, to 6,292 units compared to fiscal year 2017. The increase in net sales and unit volumes was driven primarily by our acquisition of Cobalt in July 2017. Net sales and unit volumes attributable to Cobalt were $180.3 million and 2,232 units, respectively, for fiscal year 2018. Net sales attributable to our Malibu U.S. segment increased $34.3 million, or 13.2%, to $293.2 million for fiscal year 2018 compared to fiscal year 2017. Unit volumes attributable to our Malibu U.S. segment increased 252 units for fiscal year 2018 compared to fiscal year 2017. The increase in net sales and unit volume for our Malibu U.S. segment was driven primarily by continued strong demand for our new and larger models such as the Malibu Wakesetter 23 LSV and Axis A24. Net sales from our Malibu Australia segment increased $0.5 million, or 2.0%, to $23.4 million for fiscal year 2018 compared to fiscal year 2017. Our overall net sales per unit increased 6.9% to $78,990 per unit for fiscal year 2018 compared to fiscal year 2017. Net sales per unit for our Malibu U.S. segment increased 5.7% to $78,052 per unit for fiscal year 2018 compared to fiscal year 2017, driven by mix of new and premium models sold, strong demand for optional features and year over year price increases. Net sales per unit for our Cobalt segment was $80,786 per unit for the fiscal year 2018.
Cost of sales for fiscal year 2018 increased $169.8 million, or 82.1%, to $376.7 million compared to fiscal year 2017. The increase in cost of sales was driven primarily by our acquisition of Cobalt in July 2017 and an increase in unit volumes at our Malibu U.S. business.
Gross profit for fiscal year 2018 increased $45.3 million, or 60.4%, compared to fiscal year 2017. The increase in gross profit was due mainly to higher unit volumes attributable to our acquisition of Cobalt and our Malibu U.S.

Exhibit 99.1

business mentioned above. Gross margin decreased 240 basis points from 26.6% in fiscal year 2017 to 24.2% in fiscal year 2018 due to the acquisition of Cobalt, which included $1.5 million of additional expense related to the fair value step up of inventory acquired and sold during the period.
Selling and marketing expense for fiscal year 2018 increased $5.1 million, or 59.2%, to $13.7 million compared to fiscal year 2017 primarily due to acquisition of Cobalt. As a percentage of sales, selling and marketing expense decreased 30 basis points from 3.1% for fiscal year 2017 to 2.8% for fiscal year 2018. General and administrative expense for fiscal year 2018 increased $6.6 million, or 26.5%, to $31.4 million compared to fiscal year 2017. The increase in general and administrative expenses was largely due to higher general and administrative expenses attributable to Cobalt, which we acquired in July 2017, and higher development costs associated with our engines vertical integration initiative, and partially offset by lower acquisition related expenses and legal expenses related to previously settled litigation in fiscal year 2017. As a percentage of sales, general and administrative expenses decreased 250 basis points to 6.3% for the for fiscal year 2018 compared to fiscal year 2017. Amortization expense for fiscal year 2018 increased $3.0 million or 136.5% compared to fiscal year 2017, due to additional amortization from intangible assets acquired as a result of the Cobalt acquisition.
Operating income for fiscal year 2018 increased to $70.1 million from $39.4 million for fiscal year 2017. Net income for fiscal year 2018 decreased 0.3% to $31.0 million from $31.1 million and net income margin decreased to 6.2% from 11.0% for fiscal year 2017. Adjusted EBITDA for fiscal year 2018 increased 66.4% to $92.7 million from $55.7 million, while Adjusted EBITDA margin decreased to 18.7% from 19.8% for fiscal year 2017.
Webcast and Conference Call Information
The Company will host a webcast and conference call to discuss fourth quarter fiscal year 2018 results on Thursday, September 6, 2018, at 8:30 a.m. Eastern Time. Investors and analysts can participate on the conference call by dialing (855) 433-0928 or (484) 756-4263 and using Conference ID #2198085. Alternatively, interested parties can listen to a live webcast of the conference call by logging on to the Investor Relations section on the Company’s website at http://investors.malibuboats.com. A replay of the webcast will also be archived on the Company’s website for twelve months.
About Malibu Boats, Inc.

Based in Loudon, Tennessee, Malibu Boats is a leading designer, manufacturer and marketer of a diverse range of recreational powerboats, including performance sport boats, sterndrive and outboard boats. Malibu Boats has the #1 market share position in the United States in the performance sport boat category through its Malibu and Axis Wake Research brands. Malibu Boats has the #1 market share position in the United States in the 24’ - 29’ segment of the sterndrive category through its Cobalt brand. Since inception in 1982, Malibu Boats has been a consistent innovator in the powerboat industry, designing products that appeal to an expanding range of recreational boaters and water sports enthusiasts whose passion for boating and water sports is a key aspect of their lifestyle.
Forward Looking Statements
This press release includes forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Forward-looking statements can be identified by such words and phrases as “believes,” “anticipates,” “expects,” “intends,” “estimates,” “may,” “will,” “should,” “continue” and similar expressions, comparable terminology or the negative thereof, and includes the statement in this press release regarding the expected timing for the closing of our acquisition of the Pursuit division (“Pursuit”) from S2 Yachts, Inc.; the anticipated benefit to our business from the addition of Pursuit; our anticipated strategy after closing the acquisition; the expected strategies to mitigate the impact of the global trade environment; and the expected strength of the economy and our continuing performance.
Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including, but not limited to: the satisfaction of the closing conditions to the acquisition of Pursuit and conditions for borrowing under our revolving credit facility; our ability to grow our business through acquisitions or strategic alliances and new partnerships; general industry, economic and business conditions; demand for our products; changes in consumer preferences; competition within

Exhibit 99.1

our industry; our reliance on our network of independent dealers; our ability to manage our manufacturing levels and our large fixed cost base; the successful introduction of our new products; the success of our engines integration strategy; and other factors affecting us detailed from time to time in our filings with the Securities and Exchange Commission. Many of these risks and uncertainties are outside our control, and there may be other risks and uncertainties which we do not currently anticipate because they relate to events and depend on circumstances that may or may not occur in the future. Although we believe that the expectations reflected in any forward-looking statements are based on reasonable assumptions at the time made, we can give no assurance that our expectations will be achieved. Undue reliance should not be placed on these forward-looking statements, which speak only as of the date hereof. We undertake no obligation (and we expressly disclaim any obligation) to update or supplement any forward-looking statements that may become untrue because of subsequent events, whether because of new information, future events, changes in assumptions or otherwise. Comparison of results for current and prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.
Use and Definition of Non-GAAP Financial Measures
This release includes the following financial measures defined as non-GAAP financial measures by the SEC: Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Fully Distributed Net Income and Adjusted Fully Distributed Net Income per Share. These measures have limitations as analytical tools and should not be considered as an alternative to, or more meaningful than, net income as determined in accordance with GAAP or as an indicator of our liquidity. Our presentation of these non-GAAP financial measures should also not be construed as an inference that our results will be unaffected by unusual or non-recurring items. Our computations of these non-GAAP financial measures may not be comparable to other similarly titled measures of other companies.
We define Adjusted EBITDA as net income before interest expense, income taxes, depreciation, amortization and non-cash, non-recurring or non-operating expenses, including certain professional fees, litigation related expenses, acquisition and integration related expenses, non-cash compensation expense, expenses related to our engine development initiative and adjustments to our tax receivable agreement liability. We define Adjusted EBITDA Margin as Adjusted EBITDA divided by net sales. Adjusted EBITDA and Adjusted EBITDA Margin are not measures of net income as determined by GAAP. Management believes Adjusted EBITDA and Adjusted EBITDA Margin allow investors to evaluate our operating performance and compare our results of operations from period to period on a consistent basis by excluding items that management does not believe are indicative of core operating performance. Management uses Adjusted EBITDA to assist in highlighting trends in our operating results without regard to our financing methods, capital structures, and non-recurring or non-operating expenses. We exclude the items listed above from net income in arriving at Adjusted EBITDA because these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures, the methods by which assets were acquired and other factors.
Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historical costs of depreciable assets.
We define Adjusted Fully Distributed Net Income as net income attributable to Malibu Boats, Inc. (i) excluding income tax expense, (ii) excluding the effect of non-recurring or non-cash items, (iii) assuming the exchange of all LLC units into shares of Class A Common Stock, which results in the elimination of non-controlling interest in Malibu Boats Holdings, LLC (the "LLC"), and (iv) reflecting an adjustment for income tax expense on fully distributed net income before income taxes at our estimated effective income tax rate. Adjusted Fully Distributed Net Income is a non-GAAP financial measure because it represents net income attributable to Malibu Boats, Inc., before non-recurring or non-cash items and the effects of non-controlling interests in the LLC. We use Adjusted Fully Distributed Net Income to facilitate a comparison of our operating performance on a consistent basis from period to period that, when viewed in combination with our results prepared in accordance with GAAP, provides a more complete understanding of factors and trends affecting our business than GAAP measures alone. We believe Adjusted Fully Distributed Net Income assists our board of directors, management and investors in comparing our net income on a consistent basis from period to period because it removes non-cash or non-recurring items, and eliminates the variability of non-controlling interest as a result of member owner exchanges of LLC units into

Exhibit 99.1

shares of Class A Common Stock. In addition, because Adjusted Fully Distributed Net Income is susceptible to varying calculations, the Adjusted Fully Distributed Net Income measures, as presented in this release, may differ from and may, therefore, not be comparable to similarly titled measures used by other companies.
A reconciliation of our net income as determined in accordance with GAAP to Adjusted EBITDA and Adjusted EBITDA Margin, and of our net income attributable to Malibu Boats, Inc. to Adjusted Fully Distributed Net Income is provided under "Reconciliation of Non-GAAP Financial Measures".

Investor Contacts

Malibu Boats, Inc.
Wayne Wilson
Chief Financial Officer
(865) 458-5478

Zac Lemons
Investor Relations
(865) 458-5478
InvestorRelations@MalibuBoats.com

Exhibit 99.1

MALIBU BOATS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations and Comprehensive Income (Unaudited)
(In thousands, except share and per share data)

	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2018	2017	2018	2017
Net sales	$138,659	$75,106	$497,002	$281,937
Cost of sales	105,119	55,066	376,660	206,899
Gross profit	33,540	20,040	120,342	75,038
Operating expenses:
Selling and marketing	3,744	2,257	13,718	8,619
General and administrative	8,988	9,269	31,359	24,783
Amortization	1,295	549	5,198	2,198
Operating income	19,513	7,965	70,067	39,438
Other (expense) income, net:
Other (expense) income	(3,048)	10,673	24,705	10,789
Interest expense	(1,249)	(676)	(5,385)	(1,559)
Other (expense) income, net	(4,297)	9,997	19,320	9,230
Income before provision for income taxes	15,216	17,962	89,387	48,668
Provision for income taxes	1,873	7,696	58,418	17,593
Net income	13,343	10,266	30,969	31,075
Net income attributable to non-controlling interest	904	602	3,356	2,717
Net income attributable to Malibu Boats, Inc.	$12,439	$9,664	$27,613	$28,358

Comprehensive income:
Net income	$13,343	$10,266	$30,969	$31,075
Other comprehensive (loss) income, net of tax:
Change in cumulative translation adjustment	(587)	91	(621)	469
Other comprehensive (loss) income, net of tax	(587)	91	(621)	469
Comprehensive income, net of tax	12,756	10,357	30,348	31,544
Less: comprehensive income attributable to non-controlling interest, net of tax	864	605	3,328	2,758
Comprehensive income attributable to Malibu Boats, Inc., net of tax	$11,892	$9,752	$27,020	$28,786

Weighted average shares outstanding used in computing net income per share:
Basic	20,564,650	17,948,213	20,179,381	17,846,894
Diluted	20,701,343	18,036,324	20,281,210	17,951,332
Net income available to Class A Common Stock per share:
Basic	$0.61	$0.54	$1.37	$1.59
Diluted	$0.60	$0.53	$1.36	$1.58

Exhibit 99.1

MALIBU BOATS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets (Unaudited)
(In thousands, except share data)

	June 30, 2018	June 30, 2017
Assets
Current assets
Cash	$61,623	$32,822
Trade receivables, net	24,625	9,846
Inventories, net	44,268	23,835
Prepaid expenses and other current assets	3,298	2,470
Income tax receivable	100	1,111
Total current assets	133,914	70,084
Property, plant and equipment, net	40,845	24,123
Goodwill	32,230	12,692
Other intangible assets, net	94,221	9,597
Deferred tax asset	64,105	107,088
Other assets	453	79
Total assets	$365,768	$223,663
Liabilities
Current liabilities
Accounts payable	$24,349	$12,722
Accrued expenses	35,685	21,616
Income taxes and tax distribution payable	1,420	515
Payable pursuant to tax receivable agreement, current portion	3,932	4,332
Total current liabilities	65,386	39,185
Deferred tax liabilities	341	552
Other long-term liabilities	569	328
Payable pursuant to tax receivable agreement, less current portion	51,114	77,959
Long-term debt	108,487	53,403
Total liabilities	225,897	171,427
Stockholders' Equity
Class A Common Stock, par value $0.01 per share, 100,000,000 shares authorized; 20,555,348 shares issued and outstanding as of June 30, 2018; 17,937,687 issued and outstanding as of June 30, 2017	204	179
Class B Common Stock, par value $0.01 per share, 25,000,000 shares authorized; 17 shares issued and outstanding as of June 30, 2018; 19 shares issued and outstanding as of June 30, 2017	—	—
Preferred Stock, par value $0.01 per share; 25,000,000 shares authorized; no shares issued and outstanding as of June 30, 2018 and June 30, 2017	—	—
Additional paid in capital [1]	108,360	48,328
Accumulated other comprehensive loss	(1,984)	(1,363)
Accumulated earnings	27,789	151
Total stockholders' equity attributable to Malibu Boats, Inc.	134,369	47,295
Non-controlling interest [1]	5,502	4,941
Total stockholders’ equity	139,871	52,236
Total liabilities and stockholders' equity	$365,768	$223,663

Exhibit 99.1

1 During the second quarter of fiscal 2018, the Company identified and corrected an error for the fiscal year ended June 30, 2017, related to an understatement of the non-controlling interest held by LLC Unit holders in the LLC of $1,869, an overstatement to accumulated other comprehensive loss of $639, and an overstatement of additional paid in capital of $2,508, within stockholders' equity on the audited consolidated balance sheet and within the statement of stockholders' equity. There was no change in total stockholders’ equity for the fiscal year ended June 30, 2017. The Company evaluated the materiality of the error from quantitative and qualitative perspectives, and concluded that the error was immaterial to the Company’s prior period interim and annual consolidated financial statements under FASB ASC Topic 250, Accounting Changes and Error Corrections. Since the revision was not material to any prior period interim or annual consolidated financial statements, no amendments to previously filed interim or annual periodic reports are required. Consequently, the Company revised the historical consolidated financial information presented herein.

Exhibit 99.1

MALIBU BOATS, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures

Reconciliation of Net Income to Non-GAAP Adjusted EBITDA and Adjusted EBITDA Margin (Unaudited):
The following table sets forth a reconciliation of net income as determined in accordance with GAAP to Adjusted EBITDA and Adjusted EBITDA Margin for the periods indicated (dollars in thousands):

	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2018	2017	2018	2017
Net income	$13,343	$10,266	$30,969	$31,075
Provision for income taxes [1]	1,873	7,696	58,418	17,593
Interest expense	1,249	676	5,385	1,559
Depreciation	2,554	1,506	7,656	4,550
Amortization	1,295	549	5,198	2,198
Professional fees and litigation settlement[2]	—	(2,107)	26	1,038
Marine Power litigation judgment [3]	—	237	—	(1,093)
Acquisition and integration related expenses [4]	578	3,056	2,859	3,056
Stock-based compensation expense [5]	563	326	1,973	1,396
Engine development [6]	1,385	1,399	4,871	2,489
Adjustments to tax receivable agreement liability [7]	3,065	(8,140)	(24,637)	(8,140)
Adjusted EBITDA	$25,905	$15,464	$92,718	$55,721
Adjusted EBITDA margin	18.7%	20.6%	18.7%	19.8%

(1)
Provision for income taxes for fiscal year 2018 reflects the impact of the Tax Cuts and Jobs Act of 2017 (the "Tax Act") adopted in December 2017, which among other items, lowered the U.S. corporate income tax rate from 35% to 21%, effective January 1, 2018. For fiscal year 2018, we recorded a non-cash adjustment to income tax expense of $44.5 million for the remeasurement of deferred taxes on the enactment date and the deferred tax impact related to the reduction in the tax receivables agreement liability.

(2)
Represents legal and advisory fees related to our litigation with MasterCraft Boat Company, LLC ("MasterCraft") offset by the settlement received from them in connection with the Mastercraft Settlement and License Agreement entered into on May 2, 2017.

(3)
Represents a reduction of a charge recorded in fiscal year 2016 related to a judgment rendered against us in connection with a lawsuit by Marine Power Holding, LLC (“Marine Power”), a former engine supplier, to $2.2 million, the amount ultimately settled and paid in the fourth quarter of fiscal year 2017.

(4)
Represents legal, professional, and advisory fees incurred in connection with our acquisition of Cobalt, which was completed on July 6, 2017, and our agreement to acquire Pursuit, which agreement we signed on August 21, 2018. Integration related expenses for fiscal year 2018 include post-acquisition adjustments to cost of goods sold of $1.5 million for the fair value step up of inventory acquired, most of which was sold during the first quarter of fiscal year 2018.

(5)
Represents equity-based incentives awarded to certain of our employees under the Malibu Boats, Inc. Long-Term Incentive Plan and profit interests issued under the previously existing limited liability company agreement of the LLC.

(6)	Represents costs incurred in connection with our vertical integration of engines including product development costs and supplier transition performance incentives.
(7)
For fiscal year 2018, we recognized other income as a result of a decrease in our estimated tax receivable agreement liability. The reduction in our tax receivable agreement liability resulted from the adoption of the Tax Act, which decreased the estimated tax rate used in computing our future tax obligations and, in turn, decreased the future tax benefit we expect to realize related to increased tax basis from previous sales and exchanges of LLC Units by our pre-IPO owners.

Exhibit 99.1

Reconciliation of Non-GAAP Adjusted Fully Distributed Net Income (Unaudited):
The following table shows the reconciliation of the numerator and denominator for net income available to Class A Common Stock per share to Adjusted Fully Distributed Net Income per Share of Class A Common Stock for the periods presented (in thousands except share and per share data):

	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2018	2017	2018	2017
Reconciliation of numerator for net income available to Class A Common Stock per share to Adjusted Fully Distributed Net Income per Share of Class A Common Stock:
Net income attributable to Malibu Boats, Inc.	$12,439	$9,664	$27,613	$28,358
Provision for income taxes [1]	1,873	7,696	58,418	17,593
Professional fees and litigation settlements [2]	—	(2,107)	26	1,038
Marine Power litigation judgment [3]	—	237	—	(1,093)
Acquisition and integration related expenses [4]	1,326	3,056	5,719	3,056
Fair market value adjustment for interest rate swap [5]	(29)	29	(369)	(912)
Stock-based compensation expense [6]	563	326	1,973	1,396
Engine development [7]	1,385	1,399	4,871	2,489
Adjustments to tax receivable agreement liability [8]	3,065	(8,140)	(24,637)	(8,140)
Net income attributable to non-controlling interest [9]	904	602	3,356	2,717
Fully distributed net income before income taxes	21,526	12,762	76,970	46,502
Income tax expense on fully distributed income before income taxes [10]	4,994	4,531	20,908	16,508
Adjusted fully distributed net income	$16,532	$8,231	$56,062	$29,994

	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2018	2017	2018	2017
Reconciliation of denominator for net income available to Class A Common Stock per share to Adjusted Fully Distributed Net Income per Share of Class A Common Stock:
Weighted average shares outstanding of Class A Common Stock used for basic net income per share:	20,569,669	17,945,998	20,189,879	17,844,774
Adjustments to weighted average shares of Class A Common Stock:
Weighted-average LLC units held by non-controlling unit holders [11]	1,058,421	1,260,627	1,138,917	1,338,907
Weighted-average unvested restricted stock awards issued to management [12]	137,146	134,744	132,673	112,859
Adjusted weighted average shares of Class A Common Stock outstanding used in computing Adjusted Fully Distributed Net Income per Share of Class A Common Stock:	21,765,236	19,341,369	21,461,469	19,296,540

Exhibit 99.1

The following table shows the reconciliation of net income available to Class A Common Stock per share to Adjusted Fully Distributed Net Income per Share of Class A Common Stock for the periods presented:

	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2018	2017	2018	2017
Net income available to Class A Common Stock per share	$0.60	$0.54	$1.37	$1.59
Impact of adjustments:
Provision for income taxes [1]	0.09	0.43	2.89	0.99
Professional fees and litigation settlements [2]	—	(0.12)	—	0.06
Marine Power litigation judgment [3]	—	0.01	—	(0.06)
Acquisition and integration related expenses [4]	0.06	0.17	0.28	0.17
Fair market value adjustment for interest rate swap [5]	—	—	(0.02)	(0.05)
Stock-based compensation expense [6]	0.03	0.02	0.10	0.08
Engine development [7]	0.07	0.08	0.24	0.14
Adjustment to tax receivable agreement liability [8]	0.15	(0.45)	(1.22)	(0.46)
Net income attributable to non-controlling interest [9]	0.04	0.03	0.17	0.15
Fully distributed net income per share before income taxes	1.04	0.71	3.81	2.61
Impact of income tax expense on fully distributed income before income taxes [10]	(0.24)	(0.26)	(1.04)	(0.92)
Impact of increased share count [13]	(0.04)	(0.02)	(0.17)	(0.13)
Adjusted Fully Distributed Net Income per Share of Class A Common Stock	$0.76	$0.43	$2.60	$1.56

Exhibit 99.1

(1)
Provision for income taxes for fiscal year 2018 reflects the impact of the Tax Act adopted in December 2017, which among other items, lowered the U.S. corporate income tax rate from 35% to 21%, effective January 1, 2018. For fiscal year 2018, we recorded a non-cash adjustment to income tax expense of $44.5 million for the remeasurement of deferred taxes on the enactment date and the deferred tax impact related to the reduction in the tax receivables agreement liability.

(2)
Represents legal and advisory fees related to our litigation with MasterCraft offset by the settlement received from them in connection with the Mastercraft Settlement and License Agreement entered into on May 2, 2017.

(3)
Represents a reduction of a charge recorded in fiscal year 2016 related to a judgment rendered against us in connection with a lawsuit by Marine Power, a former engine supplier, to $2.2 million, the amount ultimately settled and paid in the fourth quarter of fiscal year 2017.

(4)
Represents legal, professional, and advisory fees incurred in connection with our acquisition of Cobalt, which was completed on July 6, 2017, and our agreement to acquire Pursuit, which agreement we signed on August 21, 2018. Integration related expenses for fiscal year 2018 include post-acquisition adjustments to cost of goods sold of $1.5 million for the fair value step up of inventory acquired, most of which was sold during the first quarter of fiscal year 2018 and $3.0 million of amortization on intangibles acquired.

(5)	Represents the change in the fair value of our interest rate swap entered into on July 1, 2015.
(6)
Represents equity-based incentives awarded to certain of our employees under the Malibu Boats, Inc. Long-Term Incentive Plan and profit interests issued under the previously existing limited liability company agreement of the LLC.

(7)	Represents costs incurred in connection with our vertical integration of engines including product development costs and supplier transition performance incentives.
(8)
For fiscal year 2018, we recognized other income as a result of a decrease in our estimated tax receivable agreement liability. The reduction in our tax receivable agreement liability resulted from the adoption of the Tax Act, which decreased the estimated tax rate used in computing our future tax obligations and, in turn, decreased the future tax benefit we expect to realize related to increased tax basis from previous sales and exchanges of LLC Units by our pre-IPO owners.

(9)	Reflects the elimination of the non-controlling interest in the LLC as if all LLC members had fully exchanged their LLC Units for shares of Class A Common Stock.
(10)
Reflects income tax expense at an estimated normalized annual effective income tax rate of 28% of income before income taxes for the fiscal year ended June 30, 2018 and 35.5% for the fiscal year ended June 30, 2017, assuming the conversion of all LLC Units into shares of Class A Common Stock. The estimated normalized annual effective income tax rate is based on the federal statutory rate plus a blended state rate adjusted for deductions under Section 199 of the Internal Revenue Code of 1986, as amended, state taxes attributable to the LLC, and foreign income taxes attributable to our Australian based subsidiary.

(11)	Represents the weighted average shares outstanding of LLC Units held by non-controlling interests assuming they were exchanged into Class A Common Stock on a one-for-one basis.
(12)
Represents the weighted average unvested restricted stock awards included in outstanding shares during the applicable period that were convertible into Class A Common Stock and granted to members of management.

(13)
Reflects impact of increased share counts assuming the exchange of all weighted average shares outstanding of LLC Units into shares of Class A Common Stock and the conversion of all weighted average unvested restricted stock awards included in outstanding shares granted to members of management.